SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

000-19860

(Commission

File Number)

DELAWARE	13-3385513
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

557 BROADWAY, NEW YORK, NEW YORK	10012
(Address of Principal Executive Offices)	(Zip Code)

(212) 343-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced sale of its Educational Technology and Services business segment to Houghton Mifflin Harcourt Publishing Company (the “Purchaser”), certain employees of Scholastic Inc. are becoming employees of the Purchaser following the closing of the transaction, including Margery Mayer, Executive Vice President of Scholastic Corporation, President of Scholastic Education and a “named executive officer” of Scholastic Corporation as defined under the rules of the Securities and Exchange Commission.

Upon the closing of the sale of the Educational Technology and Services business segment to the Purchaser under the Stock and Asset Purchase Agreement entered into between the Purchaser and Scholastic Corporation and Scholastic Inc. (the “Purchase Agreement” and Scholastic Corporation and Scholastic Inc., collectively, “Scholastic”), Ms. Mayer is retiring as an employee of Scholastic and becoming an employee of the Purchaser. In connection with Ms. Mayer’s retirement as an employee of Scholastic and accepting employment with the Purchaser, and in view of Ms. Mayer’s twenty-five year tenure with Scholastic and her successful efforts in building Scholastic’s Educational Technology and Services business segment, Scholastic has agreed that, subject to the closing under the Purchase Agreement, Ms. Mayer (i) will receive from Scholastic a special cash bonus payment in the amount of $350,000, payable within five business days following the closing; (ii) conditioned upon Ms. Mayer using her reasonable best efforts to help foster cooperative efforts on the part of the representatives of the Purchaser and Scholastic to further the smooth transition of the Ed Tech Business to the Purchaser under a transition services agreement between the Purchaser and Scholastic, including participating as requested in meetings of the representatives of the parties contemplated under such transition services agreement, subject to such efforts not interfering with Ms. Mayer’s regular duties at the Purchaser, will receive from Scholastic two additional special cash bonuses, each in the amount of $175,000 (or an aggregate of $350,000), payable within five business days of the first and second anniversaries of the closing, respectively, or, if earlier, the end of the transition period, provided that, in the event Ms. Mayer’s employment with the Purchaser terminates before the second anniversary of the closing due to death or permanent disability or due to her employment being involuntarily terminated by the Purchaser without Cause (as defined in Ms. Mayer’s offer letter from the Purchaser), Ms. Mayer or her estate will be entitled to immediately receive, within five business days following such termination of her employment with the Purchaser, any balance of the $350,000 remaining unpaid at that date; and (iii) will receive accelerated vesting on 3,100 restricted stock units issued by Scholastic Corporation, which restricted stock units will be settled on the first business day which follows the six month anniversary of the closing, and 5,299 stock options on Scholastic Corporation common stock having a combined estimated value of $145,654.14.

The foregoing description of the arrangements with Ms. Mayer summarizes the terms of the letter agreement between Ms. Mayer and the registrant and are subject to the full terms of the letter agreement. A copy of the letter agreement, dated May 28, 2015 between Ms. Mayer and the registrant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter agreement dated May 28, 2015 between Margery Mayer and Scholastic Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015	SCHOLASTIC CORPORATION
(Registrant)

/s/ Andrew S. Hedden
	Name:	Andrew S. Hedden
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter agreement dated May 28, 2015 between Margery Mayer and Scholastic Inc.